SUB-ITEM 77Q
The Master Amended and Restated By-Laws for MFS Series Trust VI, dated January 1, 2002 as revised June 23, 2004, are contained in Pre-Effective Amendment No. 1 to the Registration Statement for MFS Series Trust XII (File Nos. 333-126328 and 811-21780), as filed with the Securities and Exchange Commission via EDGAR on September 27, 2005, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

Appendix A, dated June 28, 2005, to the Master Amended and Restated By-Laws for MFS Series Trust VI, dated January 1, 2002 as revised June 23, 2004, is contained in Pre-Effective Amendment No. 1 to the Registration Statement for MFS Series Trust XII (File Nos. 333-126328 and 811-21780), as filed with the Securities and Exchange Commission via EDGAR on September 27, 2005, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.